UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 22, 2010
(Date of earliest event reported)

VISTA GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

Yukon Territory, Canada
(State or Other Jurisdiction of Incorporation)

1-9025 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

7961 SHAFFER PARKWAY, SUITE 5, LITTLETON, COLORADO 80127
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (720) 981-1185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On October 22, 2010, Vista Gold Corp. (“Vista” or the “Corporation”) announced that it had closed a private placement of special warrants (“Special Warrants”).  The Corporation issued an aggregate of 14,666,739 Special Warrants, for gross proceeds of U.S.$33,733,500.  The proceeds from the financing have been placed into an escrow account with a Canadian financial institution and upon receipt of the Shareholders’ Approval (as defined below), the proceeds will be released to the Corporation and used for the following purposes: (i) to repurchase the U.S.$23 million principal amount of outstanding 10% senior secured convertible notes due March 4, 2011, (ii) the advancement of the Mt. Todd project, and (iii) for general corporate purposes.

The Special Warrants will automatically be exercised, for no additional consideration, for one common share of the Corporation (a “Common Share”) and one common share purchase warrant (a “Warrant”) upon receipt of Vista’s shareholders’ approval of the private placement (the “Shareholders’ Approval”) at a Special Meeting to be held on December 15, 2010. Each Warrant will be exercisable over a five-year period from the closing of the private placement, to purchase one Common Share (a “Warrant Share”) at a purchase price of U.S.$3.50 during the first year, U.S.$4.00 during the second year, U.S.$4.50 during the third year and U.S.$5.00 thereafter until the expiry of the Warrant. If the closing price of the Common Shares on the NYSE Amex Equities Stock Exchange is at least 35% above the current Exercise Price of the Warrants for a period of 15 consecutive trading days, then the Corporation will have the option to request that the Warrants be exercised. If the Warrants are not exercised within 25 business days following this request, they will be cancelled.  The Corporation anticipates requesting the Shareholders’ Approval at a Special Shareholders’ Meeting to be held prior to the end of this year.

In addition, Vista issued a total of 652,175 Special Warrants and 652,175 compensation warrants (each compensation warrant being exercisable for two years from the closing of the private placement upon receipt of necessary regulatory approvals, to acquire one Common Share at a price of U.S.$2.30) to the agents and finders that provided services in connection with the financing.

The above-described securities have not been registered under the U.S. Securities Act of 1933, as amended, (the “U.S. Securities Act”) or any state securities laws of any state of the United States.  The Special Warrants were issued to qualified accredited investors based on the representations of such investors to the Corporation pursuant to the exclusion from the registration requirements of the U.S. Securities Act provided by Regulation S under the U.S. Securities Act and pursuant to the exemption from the registration requirements of the U.S. Securities Act provided by Regulation D under the U.S. Securities Act.

Item 7.01  Regulation FD

On October 22, 2010, the Registrant issued a press release announcing that it has closed its previously announced private placement of special warrants (“Special Warrants”).  The Corporation issued an aggregate of 14,666,739 Special Warrants, for gross proceeds of U.S.$33,733,500.  A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01  Exhibits

99.1           Press Release dated October 22, 2010*

*The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISTA GOLD CORP. (Registrant)

Dated: October 28, 2010	By: /s/Gregory G. Marlier Gregory G. Marlier Chief Financial Officer